EQUITABLE ACCUMULATOR FLEXIBLE PREMIUM IRA



                                      DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------


OWNER:        JOHN DOE

ANNUITANT:    JOHN DOE                      Age:  60               Sex:  Male

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 6727

CERTIFICATE NUMBER:     00000

       ENDORSEMENTS ATTACHED:   Minimum Income Benefit Endorsement
                                Endorsement Applicable to IRA Certificates
                                Endorsement Applicable to Market Value
                                 Adjustment Terms
                                Rider to Endorsement Applicable to Market
                                 Value Adjustment Terms

       ISSUE DATE:              May 1, 1999

       CONTRACT DATE:           May 1, 1999

ANNUITY COMMENCEMENT DATE:      August 22, 2028

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
         The Annuity Commencement Date may not be later than the Processing Date which follows your 90th birthday.

         However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Certificates).

GUARANTEED BENEFITS:            Combined Guaranteed Minimum Income Benefit and
                                Guaranteed Minimum Death Benefit (5% Roll Up to Age 80)

BENEFICIARY:  JANE DOE


No. 94ICA/B                                          Data page 1          (5/99)

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PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):        $2,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                                             ALLOCATION (SEE SECTION 3.01)
------------------                                             -----------------------------
o      Alliance Aggressive Stock Fund
o      Alliance Common Stock Fund                                             $2,000
o      Alliance Conservative Investors Fund
o      Alliance Equity Index Fund [Under APO Plus only]
o      Alliance Global Fund
o      Alliance Growth and Income Fund
o      Alliance Growth Investors Fund
o      Alliance High Yield Fund
o      Alliance Intermediate Government Securities Fund
o      Alliance International Fund
o      Alliance Money Market Fund
o      Alliance Small Cap Growth Fund
o      EQ/Alliance Premier Growth Fund
o      BT Equity 500 Index Fund
o      BT International Equity Index Fund
o      BT Small Company Index Fund
o      Capital Guardian Research Fund
o      Capital Guardian U.S. Equity Fund
o      EQ/Evergreen Fund
o      EQ/Evergreen Foundation Fund
o      MFS Emerging Growth Companies Fund
o      MFS Growth with Income Fund
o      MFS Research Fund
o      Merrill Lynch Basic Value Equity Fund
o      Merrill Lynch World Strategy Fund
o      Morgan Stanley Emerging Markets Equity Fund
o      EQ/Putnam Balanced Fund
o      EQ/Putnam Growth & Income Value Fund
o      T. Rowe Price Equity Income
o      T. Rowe Price International Stock
o      Warburg Pincus Small Company Value
o      GUARANTEE PERIODS (CLASS I)
        EXPIRATION DATE AND GUARANTEED RATE
        February 15, 2000
        February 15, 2001
        February 15, 2002
        February 15, 2003
        February 15, 2004
        February 15, 2005
        February 15, 2006
        February 15, 2007
        February 15, 2008
        February 15, 2009
        [Applicable for Assured Payment Option
        and APO Plus]
            [February 15, 2010
            February 15, 2011
            February 15, 2012
            February 15, 2013
            February 15, 2014]
                                                                   -----------------------
                                                                     TOTAL:     $2,000.00

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.


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"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01): Not available under this Certificate

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you selected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02): We will only accept an initial Contribution of at least $2,000 in the form of a: (i) "regular" IRA Contribution; (ii) rollover Contribution, or (iii) direct custodian-to-custodian transfer from another traditional individual retirement arrangement. Rollover Contributions and custodian-to-custodian transfers must be derived from "regular" IRA Contributions. Subsequent Contributions may be made in an amount of at least $50 . Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of $2,000 a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the $2,000 annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age 70 1/2 and thereafter. Rollover and direct transfer Contributions may be made at any time until you attain age 71. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates). We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.


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ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Unless you specify otherwise, withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; Minimum Distribution Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

5% Roll Up to Age 80 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 5% (3% for amounts in the Alliance Money Market Fund, Alliance Intermediate Government Securities Fund, and the Guarantee Periods) each day through your age 80 (or at your death, if earlier), and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals.

Your current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period Certain



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AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the
Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

GUARANTEED MINIMUM INCOME BENEFIT (SEE SECTION 7.08): You may apply your Annuity Account Value during the period of time indicated below to purchase a minimum amount of guaranteed lifetime income under our Income Manager (Life Annuity with a Period Certain) payout annuity certificate. The Income Manager (Life Annuity with a Period Certain) payout annuity certificate provides payments during a period certain with payments continuing for life thereafter.

The period certain is based on your age at the time the Income Manager (Life Annuity with a Period Certain) is elected. The period certain is 10 years for ages 60 through 75; 9 years for age 76; 8 years for age 77; and 7 years for ages 78 through 83.

The Guaranteed Minimum Income Benefit is available only if it is exercised within 30 days following the 7th or later Contract Date anniversary under this Certificate. However, it may not be exercised earlier than your age 60, nor later than age 83.

On the Transaction Date that you exercise your Guaranteed Minimum Income Benefit, the lifetime income that will be provided under the Income Manager (Life Annuity with a Period Certain) will be the greater of (i) your Guaranteed Minimum Income Benefit, and (ii) the amount of income that would be provided by application of your Annuity Account Value as of the Transaction Date at our then current annuity purchase factors.

Guaranteed Minimum Income Benefit Benefit Base - The Guaranteed Minimum Income Benefit benefit base is equal to the initial Contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 5% (3% for amounts in the Alliance Money Market Fund, Alliance Intermediate Government Securities Fund, and Guarantee Periods) each day through your age 80, and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.



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Your Guaranteed Minimum Income Benefit benefit base is applied to guaranteed minimum annuity purchase factors to determine the Guaranteed Minimum Income Benefit. The guaranteed minimum annuity purchase factors are based on (i) interest at 2.5% and (ii) mortality tables that assume increasing longevity. See the attached table.

Your Guaranteed Minimum Income Benefit benefit base does not create an Annuity Account Value or a Cash Value and is used solely for purposes of calculating your Guaranteed Minimum Income Benefit.

Your current Guaranteed Minimum Income Benefit benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit (described above). Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that (i) any withdrawals during a Contract Year exceed the Free Corridor Amount as discussed in Section
8.01 or, (ii) the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                                        Current and Maximum
                                                          Percentage of
                   Contract Year                          Contributions
                   -------------                          -------------
                         1                                   7.00%
                         2                                   6.00%
                         3                                   5.00%
                         4                                   4.00%
                         5                                   3.00%
                         6                                   2.00%
                         7                                   1.00%
                    8 and later                              0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Annuity Account Value in the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.



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FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the
beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions. In any Contract Year when a Minimum Distribution Withdrawal is the only withdrawal taken, no withdrawal charge will apply.

Lump Sum Withdrawals in excess of the Free Corridor Amount or a Minimum Distribution Withdrawal when added to a Lump Sum Withdrawal previously taken in the same Contract Year, which exceeds the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. The Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 2. We receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but not limited to, certification by a licensed physician); or

 3. The Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meet all the following:

        o its main function is to provide skilled, intermediate or custodial nursing care;

        o  it provides continuous room and board to three or more persons;

        o  it is supervised by a registered nurse or practical nurse;

        o  it keeps daily medical records of each patient;

        o  it controls and records all medications dispensed; and

        o  its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time Contribution was remitted or if the condition began within the twelve month period following remittance.



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CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

         (a) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit Charge: For providing the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit we will deduct annually on each Processing Date an amount equal to 0.30% of the Guaranteed Minimum Income Benefit benefit base (described above) in effect on such Processing Date. 0.30% is the maximum we will charge.

         (b) Annual Administrative Charge: We will deduct a charge if your Annuity Account Value on each Contract Date anniversary before the deduction of any other charges is less than $25,000. During the first two Contract Years the charge is equal to the lesser of 2% of your account value or $30. Thereafter, the charge is $30 for each Contract Year. If your Annuity Account Value on the Contract Date anniversary is $25,000 or more, the charge will equal zero.

         (c) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                  Current and Maximum          Annual rate of 1.10% (equivalent
                                               to a daily rate of 0.003032%).

Administration Charge:
Current and Maximum                            Annual rate of 0.25% (equivalent
                                               to a daily rate of 0.000692%). We
                                               reserve the right to increase
                                               this charge to an annual rate of
                                               0.35%.


No. 94ICA/B                                          Data page 8          (5/99)

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PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).


ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


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                        GUARANTEED MINIMUM INCOME BENEFIT
                       TABLE OF GUARANTEED MINIMUM ANNUITY
                                PURCHASE FACTORS
                         FOR INITIAL LEVEL ANNUAL INCOME
                               SINGLE LIFE - MALE




            ELECTION AGE                        PURCHASE FACTORS
            ------------                        -----------------
                 60                                    5.07
                 61                                    5.18
                 62                                    5.29
                 63                                    5.40
                 64                                    5.52
                 65                                    5.64
                 66                                    5.77
                 67                                    5.91
                 68                                    6.05
                 69                                    6.20
                 70                                    6.35
                 71                                    6.51
                 72                                    6.67
                 73                                    6.83
                 74                                    7.00
                 75                                    7.18
                 76                                    7.36
                 77                                    7.55
                 78                                    7.74
                 79                                    7.93
                 80                                    8.13
                 81                                    8.53
                 82                                    8.98
                 83                                    9.47


                  Interest Basis:           2.5%,  Non-participating

                  Mortality:                1983 Individual Annuity Mortality
                                            Table "a" for Male projected with
                                            modified Scale G.

Factors required for annuity forms not shown in the above table will be calculated by us on the same actuarial basis.


No. 94ICA/B                                          Data page 10         (5/99)